UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 4, 2026
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GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41537	88-2227812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)
(214) 396-2850
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2026, the board of directors (the “Board”) of Granite Ridge Resources, Inc. (the “Company”) approved the appointment of Ronald Kyle Kettler as Chief Financial Officer of the Company, effective as of February 9, 2026 (the “Effective Date”). Mr. Kettler succeeds Kim Weimer, who will continue to serve as the Company’s Chief Accounting Officer.
Mr. Kettler, 55, served as Partner at Chambers Energy Management, LP since 2016, as Managing Director from 2012 to 2015 and as Principal from 2009 to 2011. In these roles, he participated directly in the fund’s energy investment activities including deal sourcing, due diligence, structuring, negotiations, and ongoing monitoring of investments. Prior to Chambers, Mr. Kettler was a Senior Vice President at Lehman Brothers working for its fund as investment manager and head trader. Prior to that, he served at Kenmont Investments, where he focused on energy investments for its credit opportunities fund. His other work experiences include serving as Sr. Director and Assistant Treasurer at Dynegy, as Manager in Enron’s Principal Investments Group, as Investment Banking Analyst at Kemper Securities, and as an Accountant at KPMG. Mr. Kettler holds an M.B.A. and a B.B.A. in Accounting from the University of Texas at Austin, where he was a Sord Scholar and won the Dean’s Award for Academic Excellence. He is a Certified Public Accountant and holds the Chartered Financial Analyst designation.
There are no family relationships between Mr. Kettler and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment, on the Effective Date, the Company entered into an employment agreement with Mr. Kettler (the “Employment Agreement”), pursuant to which Mr. Kettler will serve as the Company’s Chief Financial Officer for a three-year term, following which the Employment Agreement will be automatically extended for additional one-year terms, unless either of the Company on the one hand, or Mr. Kettler on the other hand, gives at least 90 days’ prior notice of non-extension.
Under the terms of the Employment Agreement, Mr. Kettler is entitled to the following:
•An annual base salary of $450,000, subject to increase (but not decrease) as determined by the Board;
•A target bonus equal to 50% of Mr. Kettler’s current base salary, based on satisfaction of performance criteria to be established by the Board;
•An annual long-term incentive award pursuant to the Company’s 2022 Omnibus Incentive Plan (the “Incentive Plan”) and applicable award agreement, and the terms and conditions thereof, determined by the Board, in its discretion;
•An expense reimbursement for all reasonable business and travel expenses paid or incurred by Mr. Kettler while performing his duties, responsibilities, and authorities under the Employment Agreement and promoting the Company’s business and activities during Mr. Kettler’s term; and
•Participation in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and all other plans as are offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plan.
Mr. Kettler’s Employment Agreement will terminate upon the earliest to occur of: (i) Mr. Kettler’s death; (ii) a termination by the Company by reason of Mr. Kettler’s disability; (iii) a termination by the Company with or without cause; (iv) a termination by Mr. Kettler with or without good reason; or (v) timely notice of non-renewal by either the Company or Mr. Kettler. The Employment Agreement provides for certain payments and benefits upon termination of Mr. Kettler’s employment. The material terms of these arrangements are described below:
•Termination for cause or without good reason. In connection with a termination of employment by the Company for cause or by Mr. Kettler without good reason, Mr. Kettler will be entitled to payment of all accrued and unpaid base salary through the termination date, all approved but unreimbursed documented business expenses and other amounts payable under the Employment Agreement incurred through the termination date, payment of any accrued but unused vacation time owed to Mr. Kettler as of the termination date and payment and/or provision of all vested benefits to which Mr. Kettler may be entitled through the termination date with respect to applicable benefit or incentive compensation plans, policies or programs.
•Termination in connection with death or disability. In addition to the payments described above, in connection with any termination by the Company in connection with Mr. Kettler’s death or disability, Mr. Kettler will be entitled to a pro-rated portion of the annual bonus he received for the fiscal year preceding the year in which his termination occurs (or, if Mr. Kettler is employed for less than one full fiscal year prior to his termination, a pro-rated portion of his target annual bonus for the year in which his termination occurs).
•Termination without cause or for good reason or due to non-renewal by the Company. In addition to the payments described above in connection with termination for cause or without good reason, in connection with any termination by the Company without cause or due to non-renewal by the Company or by Mr. Kettler for good reason, Mr. Kettler will also be entitled to payment of the following: (i) a severance amount equal to two times the sum of (a) Mr. Kettler’s annual base salary as in effect for the fiscal year preceding the termination date and (b) the annual bonus Mr. Kettler received for the fiscal year immediately preceding the fiscal year in which termination occurs (or, if Mr. Kettler is employed for less than one full fiscal year prior to his termination, his target annual bonus for the year in which his termination occurs), payable in a lump sum within 60 days following the termination date, and (ii) during the 18-month period following the termination date, eligibility to elect for continued coverage for himself and his eligible dependents under the Company’s group health insurance plan, in which case the Company will reimburse him for the difference between his costs for the coverage and the costs applicable to active employees (the “COBRA Reimbursement”).
In addition, if Mr. Kettler’s employment is terminated by the Company without cause or by Mr. Kettler for good reason during the twelve-month period immediately following a change in control, then in lieu of the severance amount described above, Mr. Kettler will be entitled to payment of the following within 60 days following the termination date: (i) a payment equal to three times the sum of (a) Mr. Kettler’s annual base salary as in effect immediately before the termination date and (b) Mr. Kettler’s target bonus Mr. Kettler received for the fiscal year immediately preceding the fiscal year in which the termination date occurs, less applicable withholdings and deductions. Mr. Kettler will also be entitled to vesting, at the time of such termination, in any time-based long-term awards that previously were granted to Mr. Kettler but which had not yet vested as well as the COBRA Reimbursement.
The payments described above, with the exception of any COBRA Reimbursements, are subject to Mr. Kettler’s delivery to the Company of an executed release of claims. Upon termination of Mr. Kettler’s employment, Mr. Kettler will continue to be subject to the non-competition and non-solicitation covenants for 12 months, as well as non-disparagement covenants.
If any of the payments or benefits received or to be received by Mr. Kettler constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to excise tax, then such payments will either be (i) reduced in a manner determined by the Company (by the minimum amounts possible) that is consistent with Section 409A until no amount payable by Mr. Kettler will be subject to excise tax or (ii) paid in full, whichever produces the better net after-tax result for Mr. Kettler.
For purposes of the Employment Agreement:
“Cause” means any act or omission of Mr. Kettler that constitutes any: (i) material breach of the Employment Agreement, (ii) Mr. Kettler’s failure or refusal to perform his duties, responsibilities, and authorities under the Employment Agreement, including, but not limited to, the failure or refusal to follow any lawful directive of the CEO, (iii) material violation of any written employment policy or rule of the Company or its related entities, which results, or is likely to result in, any material reputational, financial, or other harm to the Company or its related entities, (iv) misappropriation of any funds, property, or business opportunity of the Company or its related entities, (v) illegal use or distribution of drugs or any abuse of alcohol in any manner that adversely affects Mr. Kettler’s performance, (vi) fraud upon the Company or its related entities, or bad faith, dishonest, or disloyal acts or omissions toward the Company or its related entities, (vii) commission, indictment, or conviction of any felony or any misdemeanor involving moral turpitude, or (viii) other acts or omissions contrary to the best interests of the Company or its related entities which has caused, or is likely to cause, material harm to them. If the Company determines in its sole discretion that a cure is possible and appropriate, the Company shall give Mr. Kettler written notice of the acts or omissions constituting Cause and no termination of the Employment Agreement shall be for Cause unless and until Mr. Kettler fails to cure such acts or omissions within 30 days following receipt of such written notice. If the Company determines in its sole discretion that a cure is not possible and appropriate, Mr. Kettler shall have no notice or cure rights before the Employment Agreement is terminated for Cause.
“Good Reason” shall exist in the event any of the following actions are taken without Mr. Kettler’s consent: (i) a material diminution in Mr. Kettler’s annual base salary, duties, responsibilities, or authorities; (ii) a requirement that Mr. Kettler report to an officer or employee other than the CEO; (iii) a material relocation of Mr. Kettler’s primary work location more than 50 miles away from the Company’s corporate headquarters; or (iv) any other action or inaction by the Company that constitutes a material breach of its obligations under the Employment Agreement. However, “Good Reason” will only exist if Mr. Kettler gives the Company written notice within 90 days after the first occurrence of any of the foregoing events and the Company fails to correct the matter within 30 days following receipt of such notice.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.
In addition, in connection with his appointment, the Board approved a one-time grant to Mr. Kettler, effective as of the Effective Date, of performance-based restricted stock units under the Incentive Plan with a target value of $1,500,000 (based on fair market value as of the Effective Date) and restricted stock under the Incentive Plan with a grant value of $500,000 (based on fair market value as of the Effective Date). The performance-based restricted stock units will be eligible to vest upon satisfaction of certain performance metrics during the performance period ending December 31, 2032, and the restricted stock will be eligible to vest in full on the fifth anniversary of the Effective Date, in each case generally subject to Mr. Kettler’s continued employment.
Also in connection with his appointment, on the Effective Date, the Company entered into an indemnity agreement with Mr. Kettler substantially in the form of Indemnity Agreement filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01    Regulation FD Disclosure.
On February 5, 2026, the Company issued a press release announcing the appointment of Mr. Kettler as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Current Report on Form 8-K is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated as of February 9, 2026, by and between Granite Ridge Resources, Inc. and Ronald Kyle Kettler.
99.1*	Press Release of Granite Ridge Resources, Inc., dated as of February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: February 5, 2026	By:	/s/ Tyler Farquharson
		Name:	Tyler Farquharson
		Title:	President and Chief Executive Officer